As filed with the Securities and Exchange Commission on April 30, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

First Trust High Income Long/Short Fund

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRIORITY NOTICE – PLEASE READ AND RESPOND

FirsT trust High Income Long/Short Fund

Dear Shareholder:

We have been trying to get in touch with you regarding a very important matter pertaining to your investment in First Trust High Income Long/Short Fund (Ticker: FSD). We are requesting your immediate response by May 30, 2024. This pertains to an important matter that may impact your investment.

It is very important that we speak to you regarding this matter.

Please contact us toll-free at (866) 620-8437 between 9:00 a.m. and 10:00 p.m. Eastern Time, Monday through Friday.

There is no confidential information required and the call will only take a few moments of your time.

Please contact us as soon as possible.

Thank you for your time and consideration.

Sincerely,

James A. Bowen

Chairman of the Board

INVESTOR PROFILE

Investor ID: XXXXXXXX

Shares Held:

OFFICIAL BUSINESS_ This document relates to an investment you own in First Trust High Income Long/Short Fund